Merdinger, Fruchter Rosen & Corso, P.C.
                          Certified Public Accountants
                               888 Seventh Avenue
                            NEW YORK, NEW YORK 10105
                               -------------------
                               Tel:(212)757-8400
                               Fax:(212)757-5124







Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549



Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of CCB Corp, dated May 14, 2001.



                                 By /s/ Merdingger,Fruchter, Rosen & Corso. P.C.
                                    --------------------------------------------
                                        MERDINGER, FRUCHTER, ROSEN & CORSO.P.C.
                                        Certified Public Accountants


New York, New York
May 15, 2001